As filed with the Securities and Exchange Commission on November 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sunoco, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1743282
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

(215) 977-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph P. Krott

Sunoco, Inc.

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

(215) 977-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin P. Klein

Gerald J. Guarcini

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

Approximate date of commencement of proposed sale of the securities to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check. the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer    ☒                                Accelerated filer    ☐

Non-accelerated filer     ☐                                 Smaller reporting company    ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)
Debt Securities
Common Stock, $1 par value per share
Preference Stock
Warrants

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees except for $25,545 that already has been paid with respect to $650,000,000 aggregate principal amount of securities that were previously registered pursuant to registration statement No. 333-40876 initially filed on July 6, 2000 that were not sold thereunder pursuant to Rule 457(p) under the Securities Act. The previously paid filing fees will be applied in lieu of the registration fees due for the securities offered with respect to this registration statement. Any additional fees will be paid in advance or on a pay-as-you-go basis.

PROSPECTUS

SUNOCO, INC.

Debt Securities

Preference Stock

Common Stock

Warrants

Sunoco, Inc. may, in one or more offerings, offer and sell from time to time:

•	unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures;

•	shares of preference stock in one or more series, which may be converted into or exchanged for debt securities or common stock;

•	shares of common stock; or

•	warrants to purchase debt securities, preference stock, common stock or other securities.

We will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in these securities. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

These securities may be sold to underwriters, or directly to purchasers, agents, dealers or through brokers. The names of any other underwriters or of any dealers or agents will be identified in the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

We provide information to you about the securities in two separate documents that progressively provide more specific detail:

•	this prospectus, which contains general information, some of which may not apply to your securities; and

•	an accompanying prospectus supplement, which describes the specific terms of your securities and may also add, update or change information contained in this prospectus.

If the terms of the securities offered vary between the accompanying prospectus supplement and this prospectus, you should rely on the information contained in the prospectus supplement.

You should read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” to learn more about us and the securities we are offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, that registers the securities to be offered subsequently by any prospectus supplement to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.SunocoInc.com. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are incorporating by reference the documents listed below. These reports contain important information about us, our financial condition and results of operations:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed February 27, 2008), including any amendment(s) or report(s) filed for the purpose of updating such filing;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 (filed May 1, 2008), June 30, 2008 (filed August 7, 2008), and September 30, 2008 (filed November 6, 2008), respectively; and

•	our Current Reports on Form 8-K filed February 7, 2008, May 19, 2008, July 16, 2008, August 5, 2008, September 9, 2008 and October 15, 2008.

Until our offering is completed, any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than information furnished to the SEC under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, also will be automatically incorporated by reference into this prospectus.

We make available free of charge through our Internet website, www.SunocoInc.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus or any prospectus supplement.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at the following address:

Sunoco, Inc.

Investor Relations

Mellon Bank Center

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

Telephone: (215) 977-6440

You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING INFORMATION

Some of the information contained in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements discuss estimates, goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “scheduled,” “should,” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

•	changes in refining, marketing and chemical margins;

•	changes in coal and coke prices;

•	variation in crude oil and petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation;

•	effects of transportation disruptions;

•	changes in the price differentials between light-sweet and heavy-sour crude oils;

•	changes in the marketplace which may affect supply and demand for our products;

•	changes in competition and competitive practices, including the impact of foreign imports;

•	effects of weather conditions and natural disasters on our operating facilities and on product supply and demand;

•	age of, and changes in, the reliability, efficiency and capacity of, our operating facilities or those of third parties;

•	changes in the level of capital expenditures or operating expenses;

•

effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions);

•	changes in the level of environmental capital, operating or remediation expenditures;

•	delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation);

•	changes in product specifications;

•	availability and pricing of ethanol;

•	political and economic conditions in the markets in which we, or our suppliers or customers, operate, including the impact of potential terrorist acts and international hostilities;

•	military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil;

•	ability to conduct business effectively in the event of an information systems failure;

•	ability to identify acquisitions, execute them under favorable terms and integrate them into our existing businesses;

•	ability to enter into joint ventures and other similar arrangements under favorable terms;

•	changes in the availability and cost of equity and debt financing, including amounts under our revolving credit facilities;

•	performance of financial institutions impacting our liquidity, including those supporting our revolving credit and accounts receivable securitization facilities;

•	impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our debt securities or credit facilities;

•	changes in credit terms required by our suppliers;

•	changes in insurance markets impacting costs and the level and types of coverage available;

•	changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions;

•	changes in financial markets impacting pension expense and funding requirements;

•	risks related to labor relations and workplace safety;

•	nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners;

•	general economic, financial and business conditions which could affect our financial condition and results of operations;

•	changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming;

•	claims of our noncompliance with statutory and regulatory requirements; and

•

changes in the status of, or initiation of new, litigation, arbitration, or other proceedings to which we are a party or liability resulting from such litigation, arbitration, or other proceedings, including natural resource damage claims.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and the accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.

ABOUT SUNOCO

Our headquarters are at 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Our telephone number is (215) 977-3000 and our Internet website address is www.SunocoInc.com.

We were incorporated in Pennsylvania in 1971. We, or our predecessors, have been active in the petroleum industry since 1886. We are a leading manufacturer and marketer of petroleum and petrochemical products. With 910,000 barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, we are one of the largest independent refiner-marketers in the United States. We are a significant manufacturer of petrochemicals with sales of approximately five billion pounds annually, largely chemical intermediates used to make fibers, plastics, film and resins. In the United States, we also have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry, and we are the operator of, and have an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Our operations are organized into the following five business units:

•

Refining and Supply:    Our Refining and Supply business consists of the manufacture of refined petroleum products, including gasoline, middle distillates (primarily jet fuel, heating oil and diesel fuel) and residual fuel oil and commodity petrochemicals in Northeast Refining (comprised of refineries in Philadelphia and Marcus Hook, PA and the Eagle Point refinery in Westville, NJ) and MidContinent Refining (comprised of refineries in Toledo, OH and Tulsa, OK). We are currently pursuing the potential sale of our Tulsa refinery. This business unit also engages in the sale of these products to our other business units and to wholesale and industrial customers.

•

Retail Marketing:    Our Retail Marketing business consists of the retail sale of gasoline and middle distillates and the operation of convenience stores in 27 states, primarily on the East Coast and in the Midwest region of the United States. The highest concentrations of outlets are located in Connecticut, Florida, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania and Virginia.

•

Chemicals:    Our Chemicals business is comprised of the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The chemicals include polypropylene and aromatic derivatives (phenol, acetone, bisphenol-A and other phenol derivatives) manufactured at six plants throughout the United States.

•

Logistics:    Our Logistics business operates refined product and crude oil pipelines and terminals and markets crude oil primarily in the Northeast, Midwest and South Central regions of the United States. Our interests consist largely of a 43% ownership interest (including a 2% general partner interest) in Sunoco Logistics Partners L.P., a publicly traded master limited partnership.

•

Coke:    Our Coke business consists of blast-furnace coke manufacturing at our facilities in East Chicago, IN (Indiana Harbor), Vansant, VA (Jewell) and Franklin Furnace, OH (Haverhill), and metallurgical coal production from mines in Virginia. The cokemaking facilities use a proprietary low-cost, heat-recovery cokemaking technology, which is environmentally superior to the chemical by-product recovery technology currently used by most other coke producers. We also operate, and have an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include:

•	paying or refinancing our indebtedness;

•	funding working capital, capital expenditures or acquisitions;

•	investing in or lending money to our subsidiaries; and

•	repurchasing or redeeming our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following are the ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	7.66	11.04	8.49	10.42	10.96	6.80	4.27

We have computed the ratio of earnings to fixed charges using principally pretax earnings before deducting fixed charges. Fixed charges consist of interest cost and debt expense (including amounts capitalized) and one-third of rental expense relating to operating leases (which is that portion deemed to be interest).

DESCRIPTION OF THE DEBT SECURITIES

The unsecured debt securities will rank either as senior debt or subordinated debt, and may be issued as convertible debt securities. The senior debt securities will be issued under an indenture between us and a trustee chosen by us. The subordinated debt securities will be issued under an indenture between us and a trustee chosen by us. In this prospectus, we may refer to the senior debt indenture and the subordinated debt indenture as the “indentures” and the senior debt trustee and the subordinated debt trustee as the “trustees.” The following description summarizes the expected terms and provisions of the indentures and the debt securities, and is not complete. For more information, you should read the indentures, copies of which will be filed as exhibits to amendments to the registration statement which contains this prospectus. Further terms of the debt securities will be set forth in one or more prospectus supplements.

General

The debt securities are expected to be our direct unsecured obligations. The indentures will not limit the aggregate principal amount of debt securities that may be issued. The debt securities may be issued from time to time in one or more series as authorized from time to time by our board of directors or by any of our authorized officers. The particular terms of the debt securities and any changes or additions to the general terms of the debt securities will be described in the prospectus supplement relating to the debt securities. The prospectus supplement will include the following:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the price of the debt securities;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates shall be determined;

•

the date or dates from which interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and, in the case of floating rate debt securities, the notice, if any, to holders regarding the determination of interest and the manner of giving such notice;

•

the place or places (other than the corporate trust office of the applicable trustee) where principal, premium or interest on the debt securities shall be payable, and the manner in which any such principal, premium or interest will be paid;

•	any mandatory or optional sinking fund or purchase fund or similar provisions;

•	the terms and conditions upon which, including when and at what price, the debt securities may be redeemed pursuant to any optional or mandatory redemption provisions;

•	any terms pursuant to which the debt securities may be convertible into equity or other securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the depositary or any common depositary for such global securities;

•	the terms and conditions, if any, upon which any global securities may be exchanged in whole or in part for definitive debt securities;

•	any index used to determine the amount of payment of principal or any premium or interest on the debt securities;

•	the application of any defeasance provisions to the debt securities;

•

whether the debt securities of a series are to be issued as original issue discount securities and the amount of discount at which they may be issued, and the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity upon an event of default (if different than the principal amount);

•	if other than U.S. dollars, the currency or currency units in which the debt securities shall be denominated or in which payment of principal, premium and interest on the debt securities may be made;

•	any applicable U.S. federal income tax considerations;

•	the date of any series of debt securities; and

•	any other relevant terms of the debt securities.

The indentures relating to the senior debt securities and the subordinated debt securities are expected to contain certain usual and customary restrictive covenants pertaining to, among other things, incurrence of additional debt, creation of liens and limitations on certain transactions, including sale and lease-back transactions. It also is expected that the indentures will contain provisions relating to the modification and waiver of the indentures, discharge of obligations, legal defeasance and covenant defeasance.

All of the debt securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions. Unless otherwise provided, a series may be reopened for issuance of additional debt securities of such series.

The indentures are not expected to contain provisions to afford you protection if there is a highly leveraged transaction or a change of control of Sunoco, except as may be otherwise described in this prospectus or in any applicable prospectus supplement.

Senior Debt Securities

Senior debt securities will rank equally with all of our other unsecured debt other than subordinated debt securities or other indebtedness which by its terms is subordinated to our senior debt securities.

Subordinated Debt Securities

Subordinated debt securities will be subordinate and junior in the right of payment to all of our present or future senior indebtedness. “Senior indebtedness” is:

•	indebtedness for borrowed money, including senior debt securities, and

•	renewals, extensions, and modifications of such borrowed money,

unless it is specifically provided that such borrowed money or renewal, extension or modification is not senior indebtedness. If we are offering subordinated debt securities, the accompanying prospectus supplement or the information incorporated therein by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of principal, premium and interest on our subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. By reason of such subordination, in the event of a distribution of assets upon insolvency, our general creditors may recover ratably more than holders of our subordinated debt securities. However, subordination shall not apply to money and securities held in trust to satisfy and discharge any subordinated debt securities by legal defeasance.

Convertible Debt Securities

Debt securities issued under either of the indentures may provide for a right of conversion into equity securities. The terms and conditions governing any such conversion will be set forth in the prospectus supplement relating to the convertible debt securities, including:

•	the designation of the equity securities into which such debt securities are convertible;

•	the conversion price;

•	the conversion period;

•	whether conversion will be at our option or at the option of the holder of the convertible debt securities;

•	the events requiring an adjustment of the conversion price; and

•	the provisions affecting conversion in the event of the redemption of such debt securities.

Form, Exchange, Payment and Transfer

Unless otherwise specified in a prospectus supplement, we expect to issue the debt securities in fully registered form without coupons and in denominations of $1,000 (or multiples of $1,000). We will not impose a service charge for any transfer or exchange of the debt securities, but we or the trustee may require you to make a payment to cover any associated tax or other government charge.

If we issue debt securities in bearer form, we will describe in the applicable prospectus supplement the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Bearer debt securities will be transferable by delivery.

Unless otherwise provided in a prospectus supplement, we expect to pay principal, premium or interest, and you may surrender for payment or transfer the debt securities, at the offices of the trustee. Alternatively, we may pay interest by check mailed to you at your address as it appears in the security register. We will make payment on debt securities in bearer form at such non-U.S. paying agencies as we may choose.

Book-Entry

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a global depositary, or its nominee, identified in the prospectus supplement. In this case, we will issue global securities in a denomination equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except by the global depositary to a nominee for that global depositary and except in the circumstances described in the prospectus supplement.

A prospectus supplement will provide the specific terms of the depositary arrangement concerning any portion of a series of debt securities to be represented by a global security and a description of a global depositary.

Consolidation, Merger and Sale

Nothing contained in either indenture or any of the debt securities is expected to prevent our consolidation or merger with or into any other corporation or any sale or conveyance of all or substantially all of our property to any other corporation; provided that upon any such transaction, other than a consolidation or merger in which we are the continuing corporation, the payment of principal, premium and interest on all of the debt securities, and the performance and observance of all of the covenants and conditions of the indenture to be performed by us, is expressly assumed by the corporation formed by such consolidation or into which we shall have been merged, or by the corporation which shall have acquired such property.

Events of Default

The following are expected events of default under each indenture with respect to debt securities of any series issued thereunder:

•	a failure to pay principal or premium on any debt security of that series when due;

•	a failure to pay for a specified period, any interest on any debt security of that series when due;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of a series.

In general, if an event of default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of a specified percentage in aggregate principal amount outstanding of the debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such acceleration.

Each indenture is expected to provide that, subject to the duty of the applicable trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder unless such holder shall have offered the trustee reasonable indemnity. Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Each indenture is expected to require us to furnish to the applicable trustee annually a statement as to the performance by us of our obligations under each indenture and as to any default in such performance.

Pennsylvania Taxes

We are required to deduct from interest paid to individual owners of debt securities who are residents of Pennsylvania and to remit to Pennsylvania the Corporate Loans Tax, which is presently at the annual rate of four mills ($.004) per $1 principal amount of debt securities owned by such individuals, subject to adjustment if interest paid in any year represents more or less than interest for a full year. The Corporate Loans Tax also will be imposed on interest payments received by (1) Pennsylvania resident partnerships, and (2) Pennsylvania resident corporations that receive such interest payments not for their own account, but rather as trustees, executors, administrators or guardians.

Regarding the Trustees

We may maintain deposit accounts and conduct other banking transactions with one or more of the trustees, including borrowing in the ordinary course of business.

DESCRIPTION OF THE EQUITY SECURITIES

Our authorized stock consists of:

•	400,000,000 shares of common stock, $1 par value per share, of which 116,862,264 shares were outstanding on September 30, 2008; and

•	15,000,000 shares of cumulative preference stock without par value, none of which are outstanding on the date of this prospectus.

Preference Stock

Our board of directors is authorized without further stockholder action to provide for the issuance of preference stock in one or more series and to determine the designations, preferences, dividend rates, liquidation rights, voting rights, conversion rights, redemption rights, sinking funds, stated value and such other provisions as may be determined by the board of directors in accordance with Pennsylvania law. However, each share of any convertible preference stock may not be converted into more than one share of common stock or entitle the holder thereof to more than one vote.

The prospectus supplement will describe the designations, preferences, dividend rates, liquidation rights, voting rights, conversion rights, redemption rights and such other provisions determined by our board of directors to apply to the preference stock.

The following description summarizes certain general terms and provisions of the preference stock, is not complete and is qualified in its entirety by reference to all of the provisions of our Articles of Incorporation. A copy of our Articles of Incorporation is filed as an exhibit to the registration statement which contains this prospectus.

Ranking

All shares of the same series of preference stock shall be identical in all respects, except that each share of a series issued at different times may differ as to the dates from which dividends on such shares shall be cumulative. All series of preference stock shall rank equally with and be identical in all respects to each other series, unless otherwise determined by our board of directors.

Our preference stock shall rank as to dividends and upon liquidation, dissolution or winding up prior to our common stock and prior to our other capital stock, except for capital stock which by its terms ranks prior to or equal with our preference stock and which shall be authorized by a vote of the holders of at least two-thirds of our then outstanding preference stock.

Dividend Rights

Before any dividends shall be declared and set apart for payment or paid on any class of our stock ranking junior to our preference stock, holders of our preference stock shall be entitled to receive cash dividends payable quarterly and at the annual rate fixed in the resolution adopted by our board of directors providing for the issue of that preference stock. Dividends paid on each series of our preference stock shall be cumulative from the date we issue such series. We shall not declare or pay or set apart for payment dividends on any series of our preference stock unless we shall have declared and paid or set apart for payment like dividends on all shares of each other series of our outstanding preference stock. Accruals of dividends on our preference stock shall not bear interest.

Redemption

We may redeem all or any part of any series of our preference stock at the times and redemption prices set forth in the resolutions adopted by our board of directors providing for the issue of that series. In the event of a partial redemption, the shares to be redeemed may be selected by lot or by such other equitable method as our board of directors in its discretion may determine.

Unless we default in making payment of the redemption price plus accrued and unpaid dividends, upon redemption, the redeemed preference shares shall cease to be outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against us except the right to receive the redemption price plus accrued and unpaid dividends. Conversion rights, if any, of preference shares called for redemption shall terminate at the close of business on the business day prior to the redemption date.

We shall not declare or set apart for payment or pay any dividends or make any distribution on or redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any other class of our stock ranking junior to our preference stock as to dividends or upon liquidation, if at such time we would be in default with respect to any dividend payable on, or any obligation to purchase, shares of any series of preference stock. However, we may under such circumstances redeem, purchase, or otherwise acquire shares of stock of any such junior class in exchange for, or out of the proceeds from the sale of, other shares of stock of any junior class.

Voting Rights

Except as described below, or as may be required by law, the holders of our preference stock shall have no voting rights. If we shall fail to pay or declare and set apart for payment dividends on our preference stock in an aggregate amount equal to six full quarterly dividends on all shares of preference stock then outstanding, the number of our directors shall be increased by two at the first annual meeting of our shareholders held thereafter.

At such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividend periods on all outstanding shares of preference stock shall have been paid, or declared and set apart for payment, in full, the holders of shares of our preference stock shall have the exclusive and special voting right, voting as a class without regard to series, to elect two additional members of our board of directors to hold office for a term of one year. Upon the payment or declaration and setting apart for payment in full of all dividends that we have previously failed to pay or declare and set apart for payment, the term of each additional director so elected shall terminate and the voting rights of the holders of shares of our preference stock shall cease.

We shall not, without the affirmative vote of the holders of at least two-thirds of our preference stock outstanding, voting as a class without regard to series:

•

create any class of stock ranking prior to or on a parity with our preference stock as to dividends or upon liquidation or increase the authorized number of shares of any such previously authorized class of stock;

•	alter or change any of the terms and provisions of our preference stock to adversely affect the preferences, special rights or powers given to such preference stock; or

•	increase the number of shares of our preference stock which we are authorized to issue.

Liquidation

Upon our voluntary or involuntary liquidation, dissolution or winding up, our preference stock shall be preferred as to our assets over our common stock and any other class of stock ranking junior to our preference stock. Holders of shares of our preference stock shall be entitled to be paid or to have set apart for payment, before any distribution is made to holders of our common stock and any other class of stock ranking junior to our preference stock, the amount set forth in the resolutions providing for the issue of that preference stock plus an amount equal to all dividends accrued and unpaid up to and including the date fixed for such payment.

If upon our liquidation, dissolution or winding up, our net assets shall be insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of our preference stock are entitled, our entire remaining net assets shall be distributed among the holders of our preference stock in amounts proportionate to the full preferential amounts to which they are respectively entitled.

Common Stock

Holders of our common stock are entitled to one vote per share on any matter submitted to our stockholders and do not have cumulative voting rights. Our common stock is not redeemable or convertible and the holders of our common stock do not have any preemptive right to purchase our securities. Upon our dissolution, holders of our common stock are entitled to receive ratably all of our assets, if any, which remain legally available for distribution to them after distribution to the holders of our preference stock. Subject to the prior dividend rights of holders of our preference stock, holders of our common stock from time to time are entitled to receive dividends as and when declared by our board of directors out of legally available funds.

Under our Articles of Incorporation, a business combination or other specified transaction entered into with a holder of more than 10% of our voting stock (a “Related Person”) must either:

•	be approved by a vote of the holders of not less than 75% of our outstanding voting stock held by stockholders other than the Related Person;

•	be approved by two-thirds of the members of our board of directors not affiliated with the Related Person; or

•	satisfy certain minimum price criteria and procedural requirements with respect to our remaining stockholders.

DESCRIPTION OF THE WARRANTS

The following description summarizes certain general terms and provisions of the warrants, is not complete and is qualified in its entirety by reference to the warrant agreement under which the warrants are issued. A copy of a warrant agreement is filed as an exhibit to the registration statement which contains this prospectus.

We may issue warrants as separate securities or together with any of our debt or equity securities. Unless otherwise specified in a prospectus supplement, the warrants will be immediately exercisable upon issuance and may be traded separately from any series of debt or equity securities with which they are issued. The prospectus supplement will set forth the specific terms of any warrants offered thereby, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations, and other terms of the series of debt securities purchasable upon exercise of warrants and the price at which such debt securities may be purchased upon such exercise;

•

the designation, number of shares, stated value and terms (including liquidation, dividend, conversion and voting rights) of the series of preference stock purchasable upon exercise of warrants and the price at which such number of shares of preference stock may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon exercise of warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date on which the right to exercise warrants shall commence and the date upon which such right shall expire;

•	any United States federal income tax consequences applicable to the warrants; and

•	any other relevant terms of the warrants.

The exercise price of each warrant will be subject to adjustment upon the occurrence of certain events as set forth in each prospectus supplement. Prior to the exercise of any warrants, holders of warrants will not have any of the rights of holders of the debt or equity securities purchasable upon their exercise. Warrants will become void if by their expiration date they have not been exercised.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	to or through underwriters or dealers;

•	directly to one or more institutional purchasers; or

•	through agents.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

If underwriters are used in any sale of the securities, those securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell the securities directly or through agents designated by us. Any agent involved in the offering and sale of the securities, and any commissions payable by us to any agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutional investors to which such offers may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions as may be approved by us. The obligations of any purchasers under any such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such institution is subject. The underwriters will not have any responsibility with respect to the validity of such arrangements or our performance or the performance of any institutional investors thereunder.

The underwriters and agents who participate in the distribution of these securities may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act. These underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon for us by Ann C. Mulé, Esq., Chief Governance Officer, Assistant General Counsel and Corporate Secretary. Ms. Mulé participates in various of our employee benefit plans and, in connection with certain of such benefit plans, receives our common stock, options to purchase our common stock, and our common stock units.

EXPERTS

The consolidated financial statements and schedule of Sunoco, Inc. and subsidiaries, appearing in Sunoco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Sunoco, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Until our offering is completed, we also incorporate by reference into this prospectus any future financial statements and schedules in subsequent SEC filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in reliance on the reports made by the firm acting as our independent auditors, relating to these financial statements and schedules given on the particular firm’s authority as experts in accounting and auditing, but only to the extent that such firm has audited those financial statements and schedules, and consented to the use of their reports.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All amounts are estimated except for the registration fee.

Registration Fee—Securities and Exchange Commission	$	*
Printing Expenses	$	**
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Blue Sky Fees and Expenses (including Counsel Fees)	$	**
Trustees’ Fees	$	**
Rating Agency Fees	$	**
Miscellaneous	$	**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The Pennsylvania Business Corporation Law variously empowers or requires Sunoco, Inc. under specified circumstances, to indemnify officers, directors and other persons against expenses incurred in connection with any action, suit or proceeding, civil or criminal, to which such person is a party or is threatened to be made a party.

Article VII of Sunoco’s Bylaws provide as follows:

“Article VII: Indemnification

General

Section 1. The Corporation shall pay on behalf of any individual who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as Director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation or partnership, joint venture, sole proprietorship, trust or other enterprise, or who is or was serving as a fiduciary with respect to any employee benefit plan as a result of his employment by, or service as a Director of, the Corporation (“Indemnified Person”) all expenses, including attorneys’ fees and disbursements, incurred by such person in the defense or settlement of any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of his being or having been such Indemnified Person, and shall indemnify such person against amounts paid or incurred by him in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding, including any proceeding by or in the right of the Corporation, except where such indemnification is expressly prohibited by applicable law or where the acts or failures to act of the Indemnified Person constitute willful misconduct, self-dealing or recklessness. For purposes hereof, and with respect to claims which arise from events occurring after March 7, 2002, no person who is serving as an officer, employee or agent of any subsidiary of the Corporation which is a general partner of a limited partnership which has partnership interests which are publicly traded, or of any subsidiary of such a general partner, shall be an Indemnified Person and any such person shall not be deemed as serving at the request of the Corporation, unless by resolution of the Board of Directors of the Corporation such person is specifically designated as an Indemnified Person who is serving at the request of the Corporation. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

Agreements for Indemnification and Funding

Section 2. The Corporation is authorized, but not required, to enter into agreements for indemnification with any Indemnified Person, however, failure to enter into such agreements shall not in any way limit the rights of such Indemnified Persons hereunder. The Corporation may, in addition to the foregoing, create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

Expenses

Section 3. Expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Disputes

Section 4. Any dispute related to the right to indemnification of or advancement of expenses to Indemnified Persons as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.”

Sunoco has obtained Directors and Officers Liability and Reimbursement Insurance covering all claims during the policy period in an aggregate amount up to $200,000,000. The Directors and Officers Liability section of the policy protects all directors and officers of Sunoco and its subsidiaries, subject to the terms and conditions of the policy. This section provides protection for losses arising from any error, misstatement, misleading statement, act, omission, neglect, or breach of duty actually or allegedly committed or attempted by such persons in their capacities as directors and officers for which the director or officer is not indemnified by Sunoco. The Reimbursement section of the policy protects Sunoco (subject to several limitations and exceptions) against losses for which it grants indemnification as permitted or required by law. The terms of the policy provide for the payment of an insurance deductible in the amount of $5,000,000 on a per occurrence basis on all claims for which coverage under the policy has been provided. In February 1996, our board of directors approved and authorized Sunoco to enter into agreements of indemnification with each of our officers and directors to provide for our payment of the deductible for any claims for which coverage has been provided.

Item 16.	Exhibits

1.1	*	Form of Underwriting Agreement (Debt Securities).

1.2	*	Form of Underwriting Agreement (Equity Securities).

3.1		Articles of Incorporation of Sunoco, Inc., as amended and restated (incorporated by reference to Exhibit 3.(i) of our Annual Report on Form 10-K for the year ended December 31, 2005 filed March 3, 2006).

3.2		Sunoco, Inc. Bylaws, as amended and restated (incorporated by reference to Exhibit 3(ii) of our Current Report on Form 8-K, filed September 9, 2008).

4.1	*	Form of Senior Indenture.

4.2	*	Form of Subordinated Indenture.

4.3		Form of Warrant Agreement to be entered into between Sunoco, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to debt securities (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.3 of Registration Statement No. 33-53717 filed May 20, 1994).

4.4		Form of Warrant Agreement to be entered into between Sunoco, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to equity securities (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.4 of Registration Statement No. 33-53717 filed May 20, 1994).

4.5		Form of common stock certificate of Sunoco, Inc. (incorporated by reference to Exhibit 4.7 of Registration Statement No. 33-53717 filed May 20, 1994).

4.6	*	Form of preference stock certificate of Sunoco, Inc.

4.7	*	Form of warrant certificate of Sunoco, Inc.

5.1	**	Opinion of Ann C. Mulé, Esq., Chief Governance Officer, Assistant General Counsel and Corporate Secretary of Sunoco, Inc.

12.1		Statements Re: Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2007, 2006, 2005 and 2004 (incorporated by reference to Exhibit 12 of each of our Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2007, 2006, 2005 and 2004).

12.2		Statement Re: Computation of Ratio of Earnings to Fixed Charges for the year ended December 31, 2003 (incorporated by reference to Exhibit 12 of our Current Report on Form 8-K, filed September 22, 2004).

12.3		Statements Re: Computation of Ratio of Earnings to Fixed Charges for the nine-month periods ended September 30, 2008 and September 30, 2007 (incorporated by reference to Exhibit 12 of each of our Quarterly Reports on Form 10-Q for each of the nine months ended September 30, 2008 and 2007).

23.1	**	Consent of Ann C. Mulé, Esq. (included in Exhibit 5.1).

23.2	**	Consent of Independent Registered Public Accounting Firm.

24.1	**	Power of Attorney (included on the signature page to this Registration Statement).

25.1	***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2	***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, or in a post-effective amendment to this registration statement.
**	Filed herewith.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 6th day of November, 2008.

SUNOCO, INC.

By:	/s/ THOMAS W. HOFMANN
Name:	Thomas W. Hofmann
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Sunoco, Inc., a Pennsylvania company (the “Company”) hereby appoints the Company’s Senior Vice President and Chief Financial Officer, its Chief Governance Officer, Assistant General Counsel and Corporate Secretary and its Comptroller, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3, and any related documents, including any and all post-effective amendments and supplements to this Registration Statement, to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. DARNALL Robert J. Darnall	Director	November 6, 2008

/s/ JOHN G. DROSDICK John G. Drosdick	Chairman	November 6, 2008

/s/ GARY W. EDWARDS Gary W. Edwards	Director	November 6, 2008

/s/ LYNN L. ELSENHANS Lynn L. Elsenhans	Chief Executive Officer, President and Director (Principal Executive Officer)	November 6, 2008

/s/ URSULA O. FAIRBAIRN Ursula O. Fairbairn	Director	November 6, 2008

Signature	Title	Date

/s/ THOMAS P. GERRITY Thomas P. Gerrity	Director	November 6, 2008

/s/ ROSEMARIE B. GRECO Rosemarie B. Greco	Director	November 6, 2008

/s/ THOMAS W. HOFMANN Thomas W. Hofmann	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2008

/s/ JOHN P. JONES, III John P. Jones, III	Director	November 6, 2008

/s/ JAMES G. KAISER James G. Kaiser	Director	November 6, 2008

/s/ JOSEPH P. KROTT Joseph P. Krott	Comptroller (Principal Accounting Officer)	November 6, 2008

/s/ R. ANDERSON PEW R. Anderson Pew	Director	November 6, 2008

/s/ G. JACKSON RATCLIFFE G. Jackson Ratcliffe	Director	November 6, 2008

/s/ JOHN W. ROWE John W. Rowe	Director	November 6, 2008

/s/ JOHN K. WULFF John K. Wulff	Director	November 6, 2008